RealSource Properties, Inc.
Financial Statements

September 30, 2025 (Unaudited)

RealSource Properties, Inc.
Financial Statements

September 30, 2025 (Unaudited)

RealSource Properties, Inc.

Balance Sheets

September 30, 2025
Assets	(Unaudited)
Cash	$929
Investment in unconsolidated affiliate at fair value	2,188,812
Total assets	$2,189,741

Liabilities and stockholders' equity
Liabilities
Accounts payable - related parties	$200
Total liabilities	200
Stockholders' equity
Common stock, $0.01 par value, 1,000,000 shares authorized, 211,495 shares issued and outstanding	2,115
Additional paid in capital	2,548,887
Retained earnings	(361,461)
Total stockholders' equity	2,189,541
Total liabilities and stockholders' equity	$2,189,741

See accompanying notes.

RealSource Properties, Inc.

Statements of Operations
(Unaudited)

	Three Months Ended September 30,	Nine Months Ended September 30,
	2025	2025
Expenses
General and administrative expenses	50	50
Total operating expenses	50	50
Operating income	(50)	(50)

Other loss
Change in fair value of investments in unconsolidated affiliate	$(25,379)	$(486,629)
Net loss	$(25,429)	$(486,679)

See accompanying notes.

RealSource Properties, Inc.

Statements of Stockholders' Equity
(Unaudited)

	Common Stock	Additional Paid-in Capital	Retained Earnings	Total Stockholders' Equity
Balance at January 1, 2025	$2,115	$2,548,887	$125,218	$2,676,220
Balance at March 31, 2025	2,115	2,548,887	125,218	2,676,220
Net loss	—	—	(461,251)	(461,251)
Balance at June 30, 2025	$2,115	$2,548,887	$(336,033)	$2,214,969
Net loss	—	—	(25,428)	(25,428)
Balance at September 30, 2025	$2,115	$2,548,887	$(361,461)	$2,189,541

See accompanying notes.

RealSource Properties, Inc.

Statements of Cash Flows
(Unaudited)

Nine Months Ended September 30,
2025
Cash flows from operating activities
Net loss	$(486,679)
Adjustments to reconcile net income to net cash provided by operating activities:
Change in fair value of investments in unconsolidated affiliate	486,629
Net cash used in operating activities	(50)

Net change in cash	(50)

Cash, beginning of year	979
Cash, end of period	$929

See accompanying notes.

RealSource Properties, Inc.
Notes to the Financial Statements
(Unaudited)

NOTE 1 - ORGANIZATION AND BUSINESS

RealSource Properties, Inc. (“RSPI") is a Maryland Corporation formed on August 8, 2020. Unless the context indicates otherwise, the “Company,” “we,” “our” or “us” refers to RSPI. RSPI was formed to serve as the general partner of RealSource Properties OP, LP (“RPOP,” and together with RSPI, the "RS Parties").

Pending Merger

On June 25, 2025, Cottonwood Communities, Inc. (“CCI”), Cottonwood Residential O.P., LP, a subsidiary and the operating partnership of CCI (“CROP”), Cottonwood Communities GP Subsidiary, LLC, a wholly owned subsidiary of CCI (“Merger Sub” and together with CCI and CROP, the “CCI Parties”), RSPI and RPOP, entered into an Agreement and Plan of Merger (the “Merger Agreement”). The merger is a stock-for-stock and unit-for-unit transaction whereby subject to the terms and conditions of the Merger Agreement, (i) RSPI will be merged with and into Merger Sub, with Merger Sub surviving as a direct, wholly owned subsidiary of CCI (the “Company Merger”) and (ii) RPOP will be merged with and into CROP, with CROP surviving (the “Partnership Merger” and, together with the Company Merger, the “Mergers”). At such time, the separate existence of RSPI and RPOP will cease.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

Variable Interest Entities

We account for joint ventures and other similar entities in which we hold an ownership interest in accordance with the consolidation guidance. We first evaluate whether each entity is a variable interest entity (“VIE”). Under the VIE model, we consolidate an entity in which we are considered the primary beneficiary. The primary beneficiary is the entity that has (i) the power to direct the activities that most significantly impact the entity's economic performance and (ii) the obligation to absorb losses of the VIE or the right to receive benefits from the VIE that could be significant to the VIE. In addition, when an entity is not a VIE, we consolidate an entity under the voting model when we control the entity through ownership of a majority voting interest.

RealSource Properties, Inc.
Notes to the Financial Statements - (Continued)
(Unaudited)
We evaluate our investments in limited partnerships and similar entities in accordance with applicable consolidation guidance to determine whether each such entity is a VIE. The accounting standards for the consolidation of VIEs require qualitative assessments to determine whether we are the primary beneficiary. The primary beneficiary analysis is based on power and economics. We conclude that we are the primary beneficiary and consolidate the VIE if we have both: (i) the power to direct the activities of the VIE that most significantly influence the VIE's economic performance, and (ii) the obligation to absorb losses of, or the right to receive benefits from, the VIE that could potentially be significant to the VIE. Significant judgments and assumptions related to these determinations include, but are not limited to, estimates about the current and future fair values and performance of real estate held by these VIEs and general market conditions.

During the nine months ended September 30, 2025, RSPI had a 0.01% interest in RPOP, and serves as the general partner. Although RSPI has the power to direct the activities of RPOP as general partner, RSPI’s interests, without other sources of potential variability, does not constitute a potentially significant variable interest in RPOP, and therefore the Company is not the primary beneficiary. The primary beneficiary determination is a continuous assessment that may change in the future.

Fair Value Measurement

RSPI applies the provisions of Financial Accounting Standards Board Accounting Standards Codification (ASC) 820, Fair Value Measurements and Disclosures (“ASC 820”). RSPI applies the provisions of ASC 820 to all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The fair value is defined as an exit price, representing the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability.

Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

In determining fair value, RSPI utilized valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible as well as considers counter party credit risk and nonperformance risk in its assessment of fair value. The carrying value of RSPI’s short-term financial instruments, such as cash and accounts payable, approximate the fair value due to the immediate or short-term maturity of these instruments. RSPI’s investment in unconsolidated affiliate is

RealSource Properties, Inc.
Notes to the Financial Statements - (Continued)
(Unaudited)
accounted for under the fair value option and is a Level 3 fair value measurement. The valuation of the unit value is based on the net asset value (NAV) of the underlying investments.

Cash and Cash Equivalents

We consider all cash on deposit, money market funds and short-term investments with original maturities of three months or less to be cash and cash equivalents. Cash and cash equivalents consist of amounts the Company has on deposit with major commercial financial institutions. There were no cash equivalents as of September 30, 2025.

Investments in Affiliate

RSPI holds a 0.01% interest in RPOP. RSPI does not have a significant variable interest in RPOP and thus does not qualify for consolidation. Entities for which RSPI can exercise significant influence but does not have control are accounted for under the equity method unless RSPI elects the fair value option of accounting. RSPI has elected the fair value option of accounting to account for its interests in RPOP so as to not track separately the basis differences using the equity method of accounting.

Changes in the fair value, which are inclusive of equity in income, are recorded as changes in fair value of unconsolidated affiliate in the consolidated statement of operations during the periods such changes occur.

Concentration of Credit Risks

Financial instruments that potentially subject RSPI to concentrations of credit risk consist principally of cash. At times, balances with any one financial institution may exceed the Federal Deposit Insurance Corporation insurance limits. RSPI believes it mitigates this risk by investing its cash with high-credit quality financial institutions.

RSPI’s transactions as reflected in the accompanying balance sheet and statement of operation are entirely with affiliates and related parties. See also Note 3.

Income Taxes

The Company accounts for income taxes using the liability method, which provides for an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense is the result of changes in deferred tax assets and liabilities arising from temporary differences between financial and federal income tax reporting. A valuation allowance is established, when necessary, to reduce deferred income tax assets to the amount expected to be realized. At September 30, 2025, we had a full valuation allowance on all deferred tax assets and no deferred tax liabilities.

NOTE 3 - FAIR VALUE MEASUREMENTS

Our investment in our unconsolidated affiliate is classified as Level 3 under the fair value hierarchy. There were no transfers into and out of the investment classified in Level 3 of the fair value hierarchy during the nine months ended September 30, 2025.

RealSource Properties, Inc.
Notes to the Financial Statements - (Continued)
(Unaudited)

NOTE 5 - STOCKHOLDERS' EQUITY

The Company has one class of common stock with a par value of $0.01 per share. Distributions on our common stock are determined by the board of directors based on our financial condition and other relevant factors.

NOTE 6 - SUBSEQUENT EVENTS

We have evaluated subsequent events through March 3, 2026, the date the financial statements were available to be issued for recognition or disclosure and have determined there are none to be reported or disclosed in the financial statements other than those mentioned below.

Merger

On December 18, 2025, upon the terms and subject to the conditions of the Merger Agreement, (i) RSPI merged with and into Merger Sub, with Merger Sub surviving as a direct, wholly owned subsidiary of CCI and (ii) RPOP merged with and into CROP, with CROP surviving. At such time, in accordance with the Maryland General Corporation Law, the Maryland Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act, as applicable, the separate existences of RSPI and RPOP ceased.

At the effective time of the Mergers each issued and outstanding share of RSPI common stock was converted into 0.8634 shares of Class I common stock of CCI and each issued and outstanding common unit of limited partnership interests in RPOP was converted into 0.8634 common units of limited partnership interest in CROP (“CROP Units”). The exchange ratio is subject to further adjustment as described in the Merger Agreement. A total of 182,605 shares of Class I common stock and 17,502,690 CROP Units were issued in connection with the Mergers.